Quarterly Investor Update FOURTH QUARTER & F ISCAL YEAR END 2023 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation2 FORWARD LOOKING STATEMENTS This investor update contains “forward-looking statements” which are made in good faith by Pathward Financial, Inc.TM (the “Company”) pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future,” “target,” or the negative of those terms, or other words of similar meaning or similar expressions. These forward-looking statements are based on information currently available to us and assumptions about future events, and include statements with respect to the Company’s beliefs, expectations, estimates, and intentions, which are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. Such risks, uncertainties and other factors may cause our actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Such statements address, among others, the following subjects: future operating results including our earnings per share guidance, future effective tax rate, and related performance expectations; progress on key initiatives, including the impact of measures expected to increase efficiencies or reduce expenses; customer retention; loan and other product demand; new products and services; credit quality; the level of net charge-offs and the adequacy of the allowance for credit losses; and technology. The following factors, among others, could cause the Company's financial performance and results of operations to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements: maintaining our executive management team; expected growth opportunities may not be realized or may take longer to realize than expected; the potential adverse effects of unusual and infrequently occurring events, including the impact on financial markets from geopolitical conflicts such as the military conflicts in Ukraine and the Middle East, weather-related disasters, or public health events, such as the COVID-19 pandemic and any governmental or societal responses thereto; our ability to achieve brand recognition for the Bank equal to or greater than we enjoyed for MetaBank; our ability to successfully implement measures designed to reduce expenses and increase efficiencies; changes in trade, monetary, and fiscal policies and laws, including actual changes in interest rates and the Fed Funds rate, and their related impacts on macroeconomic conditions, customer behavior, or funding costs and loan and securities portfolio; changes in tax laws; the strength of the United States' economy, and the local economies in which the Company operates; adverse developments in the financial services industry generally such as recent bank failures, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer behavior; inflation, market, and monetary fluctuations; the timely and efficient development of, new products and services offered by the Company or its strategic partners, as well as risks (including reputational and litigation) attendant thereto, and the perceived overall value of these products and services by users; the ability of the Company’s subsidiary Pathward™, N.A. (“Pathward”) to maintain its Durbin Amendment exemption; the risks of dealing with or utilizing third parties, including, in connection with the Company’s prepaid card and tax refund advance business, the risk of reduced volume of refund advance loans as a result of reduced customer demand for or usage of the Company’s strategic partners’ refund advance products; our relationship with, and any actions which may be initiated by, our regulators; changes in financial services laws and regulations, including laws and regulations relating to the tax refund industry and the insurance premium finance industry; technological changes, including, but not limited to, the protection of our electronic systems and information; the impact of acquisitions and divestitures; litigation risk; the growth of the Company’s business, as well as expenses related thereto; continued maintenance by Pathward of its status as a well-capitalized institution, changes in consumer spending and saving habits; losses from fraudulent or illegal activity, technological risks and developments and cyber threats, attacks or events; the success of the Company at maintaining its high quality asset level and managing and collecting assets of borrowers in default should problem assets increase; and the other factors described under the caption “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the Company's fiscal year ended September 30, 2022 and in other filings made by the Company with the Securities and Exchange Commission (“SEC”). The foregoing list of factors is not exclusive. We caution you not to place undue reliance on these forward-looking statements. The forward-looking statements included herein speak only as of the date of this investor update. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events or for any other reason.

FY 2023 Highlights $163.6 MILLION IN NET INCOME; AN INCREASE OF 5% COMPARED TO F Y 2022 $5.99 IN DILUTED EARNINGS PER SHARE; AN INCREASE OF 14% COMPARED TO F Y 2022 GROW TH IN BOTH NET INTEREST INCOME AND NON - INTEREST INCOME AS COMPARED TO F Y 2022 NET INTEREST MARGIN (“NIM”) OF 6.04%; ADJUSTED NIM 1 OF 4.83% Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation3 . 1 See slide 31 for additional detail on adjusted NIM.

Fiscal Year 2023 Accomplishments Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation4 • Certified Great Place to Work and Newsweek ranked Pathward among America’s Greatest Workplaces • Commercial Finance grew total loans and leases by 23% • BaaS extended multiple agreements and launched new programs with both new and existing partners • Commercial Finance held organizational review to create horizontal capabilities and drive efficiencies • Regulatory, Risk and Compliance maturity and infrastructure is a strength

Delivering on Strategic Initiatives in FY 2024 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation5 • Commercial Finance is focused on driving smart balance sheet growth • BaaS is building an organization that will be a one stop shop for partners • Increasing full year guidance

Results Driven by NIM Expansion and Growth in Noninterest Income ($ in millions, except per share data) Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation6 $79.8 $104.9 Q4 2022 Q4 2023 +32% Net Interest Income $103.0 $118.2 Q4 2022 Q4 2023 +15% Noninterest Expenses $43.5 $56.1 Q4 2022 Q4 2023 +29% Noninterest Income $23.4 $35.9 Q4 2022 Q4 2023 +53% Net Income Attributable to Parent $0.81 $1.36 Q4 2022 Q4 2023 +68% Earnings per Diluted Share

▪ Average Q4 off balance sheet deposits of $588 mil l ion, $268 mil l ion at quar ter end ▪ Sequential quar ter total deposits impacted by declines in seasonal tax ser vices balances and EIP deposit runoff ▪ Continue to return unclaimed EIP balances to the U.S. Treasury Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation7 Total Deposits Remain Strong $5,866.0 $6,589.2 $1,312.6 Q4 2022 $267.6 Q4 2023 $7,178.6 $6,856.8 -4% Total Managed Deposits Period ending ($ in millions) Off balance sheet On balance sheet

▪ Growth primari ly driven by Insurance Premium Finance, Term Lending and SBA/USDA ▪ Credit qual ity remains strong ▪ Nonperforming loans and leases of 1.26% compared to 0.93% Q3 2023 ▪ Annualized adjusted net charge - off rate of 0.49% for 4Q23 1 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation8 Total Loans and Leases Increased from Q4 2022 $3,529.3 $4,359.7 Q4 2022 Q4 2023 +24% Total Loans and Leases Period ending ($ in millions) 1 See slide 29 (Non-GAAP reconciliation) for additional detail.

Strong Balance Sheet Allows for Return to Shareholders

($ in millions)

Liquidity Sources


$375
$268
$252
$83
$875
$785
Off Balance Sheet Deposits[1]
Cash and Cash Equivalents
Unpledged Investment Securities
FHLB Borrowing Capacity
Fed Discount Window Funds
Unsecured Funding and Other Wholesale Funding Options

Share Repurchases


2,628,541
311,727
Q4 2023
FY 2023
Number of Shares Repurchased

9 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

[1] These off balance sheet deposits can be brought back on balance sheet, as needed, as they are immediately callable.

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Increasing FY 2024 Guidance1 to $6.20 to $6.70 Per Diluted Share Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation10 GUIDANCE INCLUDES THE FOLLOWING ASSUMPTIONS: LOWER FEE REVENUE FROM EIP DEPOSIT BALANCE DECLINE BASED ON CURRENT R ATE ENVIRONMENT THROUGH FISCAL YEAR 2024 EFFECTIVE INCOME TAX R ATE IN THE R ANGE OF 16 -20% 1 Information on this slide is presented as of October 25, 2023, reflects the Company's earnings guidance for fiscal year 2024, and key assumptions, and will not be updated or affirmed unless and until the Company publicly announces such an update or affirmation. The fiscal 2024 earnings guidance and key assumptions for each contain forward-looking statements and actual results or conditions may differ materially. See the information under "Forward Looking Statements" on slide 2.

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation11 Q&A

2 3 4 1 Record of strong earnings growth and profitability above banking industry averages Resilient Commercial Finance loan portfolio produces attractive returns throughout economic cycles Experienced leader in fast-growing Banking as a Service (BaaS) sector, with diversified portfolio of high-quality financial partners Highly advantageous national bank charter, with well-developed risk mitigation and compliance capabilities Excess capital generating business enables ongoing return of value to shareholders 5 Investment Highlights

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation13 Record of Strong Earnings Growth and Profitability1 2.20% 1.12% 1.55% 1.45% 1.74% 1.88% 2.33% 2018 2019 2020 2021 2022 2023 Return on Average Assets ROAA inclusive of one-time items Net Interest Margin Return on Average Tangible Equity 35.42% 16.78% 22.34% 21.87% 28.66% 30.25% 48.32% 2018 2019 2020 2021 2022 2023 ROATE inclusive of one-time items Earnings Per Common Share $5.26 $1.67 $2.49 $2.94 $4.38 $4.49 $5.99 2018 2019 2020 2021 2022 2023 EPS inclusive of one-time items 1FY18-FY21 display GAAP earnings; FY22 reflects GAAP and adjusted earnings. FY23 displays GAAP earnings as the net adjustments for the period are insignificant. See appendix for non-GAAP reconciliations 3.14% 4.91% 4.09% 3.83% 4.84% 6.04% 2018 2019 2020 2021 2022 2023 Remaining Fiscal Year Earnings

Pathward’s track record of profitability, combined with its commitment to maintaining the size of its balance sheet, enables the return of the majority of earnings through repurchases and dividends. Targeting regulatory capital leverage ratio above 8% and total risk weighted capital ratio above 12%. Paid dividend every quarter dating back to 1994. Executed $16.0 million of share repurchases in 4Q23. Pathward Financial, Inc, (Nasdaq: CASH) | Quarterly Investor Presentation14 Return of Capital to Shareholders HIGHLIGHTS Track Record of Strong Earnings Growth and Right-Sized Balance Sheet Enables Ongoing Return of Capital Capital Returned to Shareholders Note: Repurchased common shares include shares withheld to cover income taxes owed by participants related to share-based incentive plans. $539.9M TOTAL SHARE REPURCHASES 2Q19 TO 4Q23 $30.7M TOTAL DIVIDENDS PAID 2Q19 TO 4Q23

Continued Progress on Key Strategic Initiatives

OPTIMIZE INTEREST-EARNING PORTFOLIO, TO EMPHASIZE HIGHER-RETURN ASSETS

- *Improved yield on earning assets to 6.48% for 4Q23 as compared to 5.26% for 4Q22.*
- *Grew commercial finance loans by $699 million, or 23%, from September 30, 2022.*
- *$1.8 billion securities portfolio provides cash flow for future commercial finance loan growth.*

OPTIMIZE DEPOSIT MIX, TO MAINTAIN A STABLE DEPOSIT BASE

- *Stable deposits[2] driven by high levels of noninterest deposits (96% of total deposits).*
- *Achieved 0.29% cost of funds from all deposits and borrowings and total cost of deposits of 0.12% for 4Q23[2].*
- *$268 million of off-balance sheet customer deposits in custody of program banks.*
- *Prioritizing stable BaaS deposits, which can generate higher levels of fee income.*
- *Weighted average life of over 6 years based on decay study for noninterest-bearing deposits.*

TARGET OF 2X OPERATING LEVERAGE

- *Efficiency ratio of 66.00% compared to 64.09% as of September 30, 2022.[1]*
- *Ongoing initiatives to drive long-term simplification and optimize existing business platforms through the establishment of a business transformation office.*

[1] *Adjusted efficiency ratio (excluding the gain on sale of trademarks and rebranding expenses) for the twelve months ended September 30, 2023 was 66.42%. See appendix for Non-GAAP financial measures reconciliations.*
[2] *See slide 19 (Cost of Deposits) for additional detail on deposit costs.*

15 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

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Summary Financial Results

Fourth Quarter and Fiscal Year End September 30, 2023

INCOME STATEMENT

($ in thousands, except per share data)	For the quarter ended			For the year ended	
	4Q22	**3Q23**	**4Q23**	**2022**	**2023**
Net interest income	79,760	97,465	104,934	307,324	387,861
Provision for credit losses	(2,648)	1,773	9,042	28,538	57,354
Total noninterest income	43,456	67,733	56,051	293,807	316,599
Total noninterest expense	103,030	114,578	118,202	385,275	464,975
Net income before taxes	22,834	48,847	33,741	187,318	182,131
Income tax expense	(1,272)	3,243	(2,672)	27,964	16,324
Net income before non-controlling interest	24,106	45,604	36,413	159,354	165,807
Net income attributable to non-controlling interest	686	508	507	2,968	2,192
Net income attributable to parent	**23,420**	**45,096**	**35,906**	**156,386**	**163,615**
Less: Allocation of earnings to participating securities[1]	393	690	531	2,565	2,445
Net income attributable to common shareholders[1]	23,027	44,406	35,375	153,821	161,170
Earnings per share, diluted	**$0.81**	**$1.68**	**$1.36**	**$5.26**	**$5.99**
Average diluted shares	28,581,236	26,447,032	25,991,449	29,232,247	26,925,606

[1] Amounts presented are used in the two-class earnings per common share calculation.

Revenue of $161.0 million, an 31% increase compared to $123.2 million for the same quarter in fiscal 2022.

- *Net interest income increased $25.2 million compared to the prior year primarily due to increased yields, higher interest-earning asset balances and an improved earning asset mix.*
- *Servicing fee income on off-balance sheet deposits was $7.8 million for the quarter, as compared to $14.6 million in 3Q23 and $5.9 million in the fourth quarter of the prior year.*

Noninterest expense of $118.2 million, an increase of 15% compared to $103.0 million for the fiscal 2022 fourth quarter.

- *The increase in expense was primarily driven by contractual, rate-related processing expenses.*
- *Processing expenses related to structured agreements with BaaS partners were $22.5 million for the quarter, as compared to $20.5 million in 3Q23 and $7.4 million in the fourth quarter of the prior year.*

16 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

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Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation17 Balance Sheet Highlights Fourth Quarter and Fiscal Year End September 30, 2023 BALANCE SHEET PERIOD ENDING ($ in thousands) 4Q22 3Q23 4Q23 Cash and cash equivalents 388,038 515,271 375,580 Investments 1,924,551 1,951,996 1,840,819 Loans held for sale 21,071 87,351 77,779 Loans and leases (HFI) 3,536,305 4,072,899 4,366,116 Allowance for credit losses (45,947) (81,916) (49,705) Other assets 923,392 913,024 924,954 Total assets 6,747,410 7,458,625 7,535,543 Total deposits 5,866,037 6,306,976 6,589,182 Total borrowings 36,028 264,178 46,873 Other liabilities 200,205 209,750 248,863 Total liabilities 6,102,270 6,780,904 6,884,918 Total stockholders’ equity 645,140 677,721 650,625 Total liabilities and stockholders’ equity 6,747,410 7,458,625 7,535,543 Loans (HFI) / Deposits 60% 65% 66% Net Interest Margin 5.21% 6.18% 6.19% Return on Average Assets 1.39% 2.61% 1.97% Return on Average Equity 12.82% 26.26% 21.12%

Deposits held on Balance Sheet Pathward’s BaaS business generates fee income and stable deposits. Ability to attract and maintain these deposits provides a powerful competitive advantage. Noninterest-bearing deposits as a percentage of total deposits has increased every year since 2018, from 54% in 4Q18 to 96% as of 4Q23. $268 million of off-balance sheet deposits held in custody at program banks as of September 30, 2023. These off-balance sheet deposits earn recordkeeping service fee income, typically reflective of the Effective Fed Funds Rate. Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation18 Deposits HIGHLIGHTS Deposit Breakdown End of Period Deposits ($B) $7.1 $7.2 $6.9 $1.3 $1.4 $1.7 $2.4 $3.2 $4.4 $4.3 $5.0 $5.5 $5.9 $6.6 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Total Deposits, including those held at program banks 96.1% 3.8% 0.1% Noninterest Bearing Deposits Interest Bearing Non- Time Deposits Time Deposits

Cost of Deposits

HIGHLIGHTS

- As of September 30, 2023, approximately 49% of the deposit balances were subject to variable card processing expenses, derived from contractual agreements with certain BaaS partners tied to a rate index, typically the Effective Fed Funds Rate.
- These costs reprice immediately upon a change in the applicable rate index, leading to an instant cost increase as compared to the earning-asset yields that will generally experience a lag in repricing.
- As of September 30, 2023, Pathward also managed $268 million in off-balance sheet deposits that earned $7.8 million of fee income during the fiscal fourth quarter. That income is also reflective of the Effective Fed Funds Rate.



Cost of Deposits
5.26%
2.22%
1.56%
0.88%
0.12%
0.09%
0.12%
0.12%
4Q20
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
All-in Cost of Deposits
Cost of Interest Bearing Deposits
Cost of Total Deposits
Quarterly Average Effective Fed Funds Rate

19 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

Note: All-in Cost of Deposits represents cost of total deposits with the additional incorporation of the company's noninterest variable card processing expenses impacted by interest rates.

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Noninterest income represents 44% of fiscal year 2023 total revenue. Majority of noninterest income fees are generated by the Company’s BaaS business line. Other major items include leasing rental income and other loan & lease fees. Pathward’s large fee income base provides stability through interest rate and credit cycles, while propelling continued revenue growth. In the first quarter of Fiscal Year 2023, the Company recognized $10 million of fee income associated with the sale of the Meta trademarks. The majority of Pathward’s tax season revenue comes during the second quarter of each fiscal year. Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation20 Diversified Noninterest Income Streams HIGHLIGHTS Refund Transfer Product Fees 13% Refund Advance Product Fees 12% Card and Deposit Fees 49% Rental Income 18% Other Income 8% FY 2023 Noninterest Income Breakdown1 1 Excludes gain on sale of trademarks. Noninterest income 44% Net interest income 56% FY 2023 Revenue Breakdown1

Remain focused on growing the Commercial Finance loan portfolio. Commercial Finance balances grew 23% from the fourth quarter of the prior year. Sequential quarter growth of $134 million in Insurance Premium Finance and $54 million in Consumer Finance. Yields continue to increase in the rising rate environment as variable loans adjust and fixed loans are gradually replaced and repriced. 2Q23 balances and yields elevated by seasonal tax loans. Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation21 Loan Portfolio HIGHLIGHTS Average Loans and Yields ($B) Period End Portfolio Composition ($B) $3.0 $3.0 $3.1 $3.4 $3.7 $0.2 $0.2 $0.1 $0.2 $0.3 $0.0 $0.0 $0.1 $0.0 $0.0 $0.3 $0.4 $0.4 $0.4 4Q22 $0.3 1Q23 2Q23 3Q23 4Q23 $3.5 $3.5 $3.7 $4.1 $4.4 Warehouse Tax Services Consumer Commercial $3.6 $3.5 $4.0 $3.9 $4.3 7.12% 7.70% 8.47% 8.31% 8.33% 4Q22 1Q23 2Q23 3Q23 4Q23

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation22 Commercial Finance Attributes by Asset Class WORKING CAPITAL FINANCE • Provides working capital for new or growing companies to meet short-term operational requirements • Primarily variable rate loans with majority of floors at or above 6% • Bank typically has dominion of funds • Heavily collateral-managed • Historically excels during economic downturns EQUIPMENT FINANCE • Loan and lease financing to provide access to needed equipment • Typically secured with mission- critical equipment • Borrowers range from start-up companies to investment grade companies • Primarily fixed rate loans and leases • Flexibility to sell direct originations to secondary market STRUCTURED FINANCE • Funding to small and midsized businesses and rural borrowers to fund growth, expansion, and restructuring • SBA, USDA, and conventional loans with fixed or variable interest rates • Debt refinance, leveraged acquisitions, and alternative energy project finance • SBA and USDA guarantees can be sold on the secondary market INSUR ANCE PREMIUM FINANCE • Short-term financing to facilitate the purchase of property, casualty, and liability insurance premiums • Average term of 10 months • Fixed rate loans • Collateralized by insurance premiums • Very low historical loss rate

Loan Portfolio Interest Rate Sensitivity

HIGHLIGHTS

- As of September 30, 2023, $1.5B, or 30% of loans and leases contained floating or variable interest rates. Of these, $0.9B are tied to Fed Funds or Prime, with the remaining tied to either LIBOR, SOFR or the CMT.
- As of September 30, 2023, all variable loans with floors were at or above their floors.
- Due to the recent sharp rise in interest rates, asset mix changes and overall market conditions, a continued lag is expected before new and existing loans fully reprice.

Total Loan and Lease Portfolio Pricing Attributes[1]



43%
22%
35%
Fixed Rate > 1 Year
Fixed Rate < 1 Year
Floating or Variable

[1] Fixed rate loans and leases are shown for contractual periods.

Net Interest Margin and Loan Yields



6.98% 7.00% 6.74% 6.90% 6.93% 6.96% 7.22% 6.69% 7.12% 7.70% 8.47% 8.31% 8.33%
3.77% 4.65% 3.07% 3.75% 4.35% 4.59% 4.80% 4.76% 5.21% 5.62% 6.12% 6.18% 6.19%
3.77% 4.64% 3.06% 3.75% 4.34% 4.59% 4.79% 4.62% 4.73% 4.68% 4.89% 4.88% 4.87%
4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23
NIM 1
Adjusted NIM 2
Loan Yields

[1] Declines in NIM in FY21 associated with elevated cash balances from government stimulus programs
[2] Adjusted NIM includes contractual card processing expenses associated with higher interest rates

23 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

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Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation24 Interest Rate Risk Management September 30, 2023 -2,000 0 2,000 4,000 6,000 Month 1-12 Month 13-36 Month 37-60 Month 61-180 V o lu m e ( $ M M ) Period Variance Total Assets Total Liabilities Asset/Liability Gap Analysis 1 Fixed rate securities, loans and leases are shown for contractual periods. 5% 25% 15% 55% Fixed Rate > 1 Year Earning Asset Pricing Attributes1 Fixed Rate < 1 Year Floating or Variable Federal Reserve Bank Deposits (Floating or Variable) • Data presented on this page is reflective of the Company’s asset mix at a point in time and calculated for regulatory purposes. Future rate changes would impact a multitude of variables beyond the Company’s control, and as a result, the data presented is not intended to be used for forward-looking modeling purposes. • Management’s focus is on selectively adding duration to improve yield and protect margin against falling rates. • Interest rate risk modeling shows asset sensitive balance sheet; net interest income graph shows impact of an instantaneous, parallel rate shock, a gradual parallel ramp, and an alternative view. • Management employs rigorous modeling techniques under a variety of yield curve shapes, twists and ramps. -15% 0% 15% 30% -200 -100 +100 +200 +300 Parallel Shock Ramp Alternative Year 1 12-Month Interest Rate Sensitivity from Base Net Interest Income Parallel Shock is a statutorily required calculation of the impact of an immediate change in rates, assuming other variables remain unchanged. Ramp reflects additional modeling of more gradual increases in interest rates. Alternative Year 1 mirrors the Parallel Shock scenario with the additional incorporation of the Company’s card fee income and card processing expenses impacted by interest rates.

Asset Quality

Nonperforming Assets ("NPAs")

($ in millions)



0.46%
0.68%
0.44%
0.55%
0.77%
$30.9
$45.0
$30.1
$40.8
$58.0
4Q22
1Q23
2Q23
3Q23
4Q23
Period Ended
NPAs
NPAs / Total Assets

Nonperforming Loans ("NPLs")

($ in millions)



0.82%
1.16%
0.76%
0.93%
1.26%
$29.2
$40.9
$28.5
$38.8
$56.2
4Q22
1Q23
2Q23
3Q23
4Q23
Period Ended
NPLs
NPLs / Total Loans

Adjusted Net Charge-Offs ("NCOs")[1]

Excludes Tax Services NCOs and Related Seasonal Average Loans

($ in millions)



0.63%
0.45%
0.61%
0.25%
0.68%
0.46%
0.46%
0.46%
0.47%
0.49%
$4.1
$2.2
$6.0
$4.5
$5.2
4Q22
1Q23
2Q23
3Q23
4Q23
Period Ended
Adj. NCOs
Adj. NCOs / Adj. Average Loans
Adj. NCOs / Adj. Average Loans - LTM

KEY CREDIT METRICS

- Annualized adjusted net charge-offs[1]:
  - 0.49% of average loans in 4Q23
  - 0.47% of average loans over last 12 months
- Allowance for credit loss ("ACL") of $49.7 million as of September 30, 2023.
- ACL as a % of total loans and leases was 1.14% for 4Q23, a 16 bps decrease from the prior year.
- The increase in NPAs / NPLs compared to the sequential quarter was driven by an increase within the commercial finance portfolio and the seasonal tax services portfolio.

25 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

[1] Non-GAAP financial measures, see appendix for reconciliations. Tax services NCOs and related seasonal average loans are excluded to adjust for the cyclicality of activity related to the overall economics of the tax services business line.

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Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation26 Capital and Sources of Liquidity Regulatory Capital as of September 30, 2023 At September 30, 2023¹ Pathward Financial, Inc. Pathward, N.A. Tier 1 Leverage 8.11% 8.32% Common Equity Tier 1 11.25% 11.81% Tier 1 Capital 11.50% 11.81% Total Capital 12.84% 12.76% Primary & Secondary Liquidity Sources ($ in millions) Cash and Cash Equivalents $375 Unpledged Investment Securities $83 FHLB Borrowing Capacity $785 Funds Available through Fed Discount Window $252 Unsecured Funding Providers $875 Deposit Balances Held at Other Banks $268 Total Liquidity $2,638 1 Regulatory capital reflects the Company's election of the five-year CECL transition for regulatory capital purposes. Amounts are preliminary pending completion and filing of the Company's regulatory reports. . 8.10% 8.37% 7.53% 8.40% 8.11%8.19% 8.68% 7.79% 8.67% 8.32% 4Q22 1Q23 2Q23 3Q23 4Q23 Tier 1 Leverage Ratio 13.88% 14.29% 14.06% 13.45% 12.84% 13.57% 14.29% 14.03% 13.42% 12.76% 4Q22 1Q23 2Q23 3Q23 4Q23 Total Capital Ratio Pathward Financial, Inc. Pathward, N.A. Minimum Requirement to be Well-Capitalized under Prompt Corrective Action Provisions

APPENDIX

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation28 Non-GAAP Reconciliation Adjusted Net Income and Adjusted Earnings Per Share For the quarter ended For the year ended ($ in thousands, except per share data) 4Q22 3Q23 4Q23 2022 2023 Net income - GAAP 23,420 45,096 35,906 156,386 163,615 Less: Gain on sale of trademarks - - - 50,000 10,000 Less: Loss on disposal of certain mobile generators - - - - (1,993) Add: Accelerated depreciation on certain mobile generators - - - - 4,822 Add: Rebranding expenses 6,899 - - 13,148 3,737 Add: Separation related expenses 1,029 - - 5,109 11 Add: Impairment on venture capital investments - 2,749 - - 3,249 Add: Income tax effect (1,029) (687) - 8,936 (942) Adjusted net income 30,319 47,158 35,906 133,579 166,485 Less: Allocation of earnings to participating securities1 508 722 531 2,191 2,488 Adjusted net income attributable to common shareholders 29,811 46,436 35,375 131,388 163,997 Adjusted earnings per common share, diluted $1.04 $1.76 $1.36 $4.49 $6.09 Average diluted shares 28,581,236 26,447,032 25,991,449 29,232,247 26,925,606 1 Amounts presented are used in the two-class earnings per common share calculation.

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation29 Non-GAAP Reconciliation 1 Tax services NCOs and average loans are excluded to adjust for the cyclicality of activity related to the overall economics of the Company's tax services business line. For the quarter ended ($ in thousands) Sep 30, 2022 Dec 31, 2022 Mar 31, 2023 Jun 30, 2023 Sep 30, 2023 Net charge-offs 26,664 3,217 4,975 4,218 41,280 Less: Tax services net charge-offs (recoveries) 22,594 1,033 (1,064) (266) 36,075 Adjusted net charge-offs 4,050 2,184 6,039 4,484 5,205 Quarterly average loans and leases 3,618,678 3,524,924 4,014,112 3,919,225 4,288,067 Less: Quarterly average tax services loans 35,484 25,231 448,659 52,477 44,192 Adjusted Quarterly average loans and leases 3,583,194 3,499,693 3,565,453 3,866,748 4,243,875 Annualized NCOs/average loans and leases 2.95% 0.37% 0.50% 0.43% 3.85% Adjusted annualized NCOs/adjusted average loans and leases1 0.45% 0.25% 0.68% 0.46% 0.49% Adjusted Annualized NCOs and Adjusted Loans and Leases

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation30 Non-GAAP Reconciliation For the last twelve months ended ($ in thousands) Sep 30, 2022 Dec 31, 2022 Mar 31, 2023 Jun 30, 2023 Sep 30, 2023 Noninterest expense – GAAP 385,275 407,899 431,875 449,803 464,975 Net interest income 307,324 319,768 337,373 362,687 387,861 Noninterest income 293,807 272,993 290,265 304,004 316,599 Total Revenue: GAAP 601,131 592,761 627,638 666,691 704,460 Efficiency ratio, LTM 64.09% 68.81% 68.81% 67.47% 66.00% For the last twelve months ended ($ in thousands) Sep 30, 2022 Dec 31, 2022 Mar 31, 2023 Jun 30, 2023 Sep 30, 2023 Noninterest expense – GAAP 385,275 407,899 431,875 449,803 464,975 Less: Rebranding expenses 13,148 16,883 14,063 10,636 3,737 Adjusted noninterest expense 372,127 391,016 417,812 439,167 461,238 Net interest income 307,324 319,768 337,373 362,687 387,861 Noninterest income 293,807 272,993 290,265 304,004 316,599 Less: Gain on sale of trademarks 50,000 10,000 10,000 10,000 10,000 Total Adjusted Revenue: 551,131 582,761 617,638 656,691 694,460 Adjusted Efficiency ratio, LTM 67.52% 67.10% 67.65% 66.88% 66.42% Efficiency Ratio Adjusted Efficiency Ratio

Non-GAAP Reconciliation

Net Interest Margin and Cost of Deposits

($ in thousands)	For the Quarter Ended													For the Year Ended
	Sep-20	Dec-20	Mar-21	Jun-21	Sep-21	Dec-21	Mar-22	Jun-22	Sep-22	Dec-22	Mar-23	Jun-23	Sep-23	Sep-23
Average Interest Earning Assets	6,806,366	5,636,444	9,768,242	7,316,820	6,438,572	6,183,646	7,082,417	6,082,329	6,073,822	5,934,431	6,717,918	6,326,750	6,724,185	6,424,492
Net Interest Income	64,513	65,999	73,850	68,475	70,667	71,613	83,800	72,151	79,760	84,056	101,406	97,464	104,934	387,861
Net Interest Margin	3.77%	4.65%	3.07%	3.75%	4.35%	4.59%	4.80%	4.76%	5.21%	5.62%	6.12%	6.18%	6.19%	6.04%
Average Total Deposits	6,466,574	5,426,444	9,565,560	6,981,439	6,076,868	5,921,384	6,679,422	5,741,072	5,765,047	5,636,658	6,386,592	5,895,242	6,204,934	6,029,279
Deposit Interest Expense	1,904	797	445	188	165	141	166	94	99	142	2,095	164	1,954	4,356
Cost of Deposits	0.12%	0.06%	0.02%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.13%	0.01%	0.12%	0.07%

Adjusted Net Interest Margin and Adjusted Cost of Deposits

($ in thousands)	For the Quarter Ended													For the Year Ended
	Sep-20	Dec-20	Mar-21	Jun-21	Sep-21	Dec-21	Mar-22	Jun-22	Sep-22	Dec-22	Mar-23	Jun-23	Sep-23	Sep-23
Average Interest Earning Assets	6,806,366	5,636,444	9,768,242	7,316,820	6,438,572	6,183,646	7,082,417	6,082,329	6,073,822	5,934,431	6,717,918	6,326,750	6,724,185	6,424,492
Net Interest Income	64,513	65,999	73,850	68,475	70,667	71,613	83,800	72,151	79,760	84,056	101,406	97,464	104,934	387,681
Less: Contractual, Rate-Related Processing Expense	44	50	59	578	205	128	217	2,158	7,372	13,985	20,369	20,528	22,473	77,356
Adjusted Net Interest Income	64,469	65,948	73,791	67,897	70,461	71,485	83,583	69,994	72,388	70,071	81,037	76,936	82,461	310,325
Adjusted Net Interest Margin	3.77%	4.64%	3.06%	3.75%	4.34%	4.59%	4.79%	4.62%	4.73%	4.68%	4.89%	4.88%	4.87%	4.83%
Average Total Deposits	6,466,574	5,426,444	9,565,560	6,981,439	6,076,868	5,921,384	6,679,422	5,741,072	5,765,047	5,636,658	6,386,592	5,895,242	6,204,934	6,029,279
Deposit Interest Expense	1,904	797	445	188	165	141	166	94	99	142	2,095	164	1,954	4,356
Add: Contractual, Rate-Related Processing Expense	44	50	59	578	205	128	217	2,158	7,372	13,985	20,369	20,528	22,473	77,356
Adjusted Deposit Expense	1,948	847	504	766	370	269	382	2,252	7,471	14,128	22,465	20,692	24,427	81,712
Adjusted Cost of Deposits	0.12%	0.06%	0.02%	0.04%	0.02%	0.02%	0.02%	0.16%	0.52%	1.00%	1.41%	1.41%	1.56%	1.36%

31 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

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Overview of Loan Portfolio

($ in millions)	Business Line	Balance Sheet Category	4Q22	3Q23	4Q23	MRQ Yield	% of Total
Commercial Finance	**Structured Finance**						
	Guaranteed portion of US govt SBA/USDA loans	SBA/USDA	194.9	250.5	339.9		
	Unguaranteed portion of US govt SBA/USDA loans	SBA/USDA	150.8	169.1	182.3		
	Paycheck Protection Program (PPP) loans	SBA/USDA	13.5	2.8	2.6		
	Renewable energy debt financing[1] (term lending only)	Term lending	153.9	141.6	144.5		
	Other	Term lending	353.5	380.0	446.4		
		TOTAL	**866.6**	**944.0**	**1,115.7**	**5.80%**	**25%**
	Equipment Finance						
	Large ticket	Lease financing	187.6	187.8	171.7		
		Term lending	340.0	526.3	528.5		
	Small ticket	Lease financing	14.2	8.3	6.5		
		Term lending	242.9	205.9	188.8		
	Other	Lease financing	8.9	5.9	5.1		
		TOTAL	**793.6**	**934.2**	**900.6**	**7.45%**	**21%**
	Working Capital						
		Asset-based lending	351.7	373.2	382.4		
		Factoring	372.6	351.1	358.3		
		TOTAL	**724.3**	**724.3**	**740.7**	**12.90%**	**17%**
	Specialty Finance						
		Insurance premium finance	479.8	666.3	800.1		
		Other commercial finance	159.4	172.0	166.1		
		TOTAL	**639.2**	**838.3**	**966.2**	**8.29%**	**22%**
Consumer Finance		Consumer finance	169.7	200.1	254.4		
		TOTAL	**169.7**	**200.1**	**254.4**	**9.05%**	**6%**
Tax Services	Tax preparer loans	Tax services	0.2	-	0.1		
	Refund advance loans	Tax services	8.9	47.2	5.1		
		TOTAL	**9.1**	**47.2**	**5.2**	**(1.32%)**	**0%**
Corporate		Warehouse finance	326.9	380.4	376.9		
		TOTAL	**326.9**	**380.4**	**376.9**	**9.15%**	**9%**
	Total Lending Portfolio (HFI)		**3,529.3**	**4,068.5**	**4,359.7**	**8.33%**	**100%**

[1]*Total renewable energy debt financing outstanding was $517.5 million as of 4Q23. The majority of these balances are in the term lending and rental equipment balance sheet categories.*

32 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

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Commercial Finance Concentrations by Industry[1]


$ in millions
Manufacturing $636
Utilities $621
Transportation and Warehousing $473
Other Services (except Public Administration) $423
Wholesale Trade $232
Finance and Insurance $198
Health Care and Social Assistance $181
Construction $134
Mining, Quarrying, and Oil and Gas Extraction $128
Real Estate and Rental and Leasing $122
Administrative and Support and Waste Management and Remediation Services $119
Professional, Scientific, and Technical Services $85
Retail Trade $67
Public Administration $60
Accommodation and Food Services $55
Information $53
Nonclassifiable Establishments $30
Arts, Entertainment, and Recreation $14
Agriculture, Forestry, Fishing and Hunting $12
Educational Services $5
Management of Companies and Enterprises $2

MANUFACTURING

40%	Term Lending
31%	Asset-Based Lending
16%	Lease Financing
9%	Factoring
4%	Other

TRANSPORTATION & WAREHOUSING

50%	Term lending
29%	Factoring
12%	Insurance premium finance
9%	Other

UTILITIES

66%	SBA/USDA
25%	Term lending
8%	Rental equipment, net
1%	Other

[1] Distribution by NAICS codes; excludes certain joint ventures; calculated based on aggregate principal amount of commercial finance loans and leases; includes operating lease rental equipment of $211.8M

33 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

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